Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-42915, of A.T. Cross Company on Form S-8 of our report dated June 20, 2007, appearing in this Annual Report on Form 11-K of A.T. Cross Company Defined Contribution Retirement Plan for the year ended December 31, 2006.
STOWE & DEGON
Worcester, Massachusetts
June 20, 2007